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Exhibit 23.0

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-30843, 333-57217, 333-50406 333-88383, and 333-70222) pertaining to the 1993 Stock Plan, the 1997 Employee Stock Purchase Plan and the 1998 Nonstatutory Stock Option Plan of our report dated February 15, 2002, with respect to the consolidated financial statements and schedule of NeoMagic Corporation included in the Annual Report (Form 10-K) for the year ended January 31, 2002.

                      /s/  ERNST & YOUNG LLP

San Jose, California
April 23, 2002

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  Exhibit 23.0
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS